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                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION

                                       OF

                           VHS ACQUISITION CORPORATION

                               A CLOSE CORPORATION

                           UNDER SECTIONS 102 AND 342

      FIRST: The name of the Corporation is VHS Acquisition Corporation (hereinafter the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of common stock, each having a par value of one penny ($.01). All of the Corporation's issued stock, exclusive of treasury shares, shall be represented by certificates and shall be held of record by not more than 30 persons.

      FIFTH: The name and mailing address of the Sole Incorporator is as follows:

       Name                                   Mailing Address
------------------                     ----------------------------
Ronald P. Soltman                      20 Burton Hills Boulevard
                                       Suite 100
                                       Nashville, Tennessee  37215

      SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      (1) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

      (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

      (3) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or

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            its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
            (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Subsection (3) of Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      (4) The Corporation shall indemnify, to the fullest extent permitted by law, any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

      EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      NINTH: All of the Corporation's issued stock shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the GCL.

      TENTH: The Corporation shall make no offering of any of its stock which would constitute a "public offering" within the meaning of the United States Securities Act of 1933 as it may be amended from time to time.

      I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of February, 1998.

                                            /s/ Ronald P. Soltman
                                            ---------------------------
                                            Ronald P. Soltman
                                            Sole Incorporator

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